EXHIBIT 99.1

First Northern Bank Hires Seasoned Banker as Chief Credit Officer

For immediate release

Dixon, Calif., April 3, 2024 – First Northern Bank (OTCQX: FNRN), the region’s #1 local small business lender, proudly announces the appointment of Brett Hamilton as its new Executive Vice President and Chief Credit Officer. Retiring Chief Credit Officer, Joe Danelson, will serve as Executive Vice President until April 5, 2024, to ensure a smooth transition and continuity of operations.
With more than 25 years of experience in the banking industry, Hamilton brings a vast background and expertise in credit risk strategies, portfolio management, and regulatory relations. As the Chief Credit Officer, he will oversee the quality and diversity of the credit portfolio, and have responsibility for ensuring compliance with regulatory requirements, and optimizing risk management practices at the Bank.
“Brett’s leadership and financial acumen should be instrumental in guiding our credit culture and supporting our Strategic Plan and helping us achieve our annual performance metrics,” said Jeremiah Smith, President and CEO of First Northern Bank. “His extensive experience combined with the Bank’s already established sound lending practices should position Brett as a key driver of the Bank’s continued growth throughout the region and surrounding communities we proudly serve.”
Hamilton most recently served as the Senior Vice President and Senior Credit Administrator at Tri-Counties Bank where he led a team of credit analysts, commercial underwriters, and regional credit administrators. Previously, he worked for more than 16 years on a variety of credit and risk teams at Rabobank. He attended California State University, Fresno.

About First Northern Bank
First Northern Bank is an independent community bank that specializes in relationship banking. The Bank, headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer, Colusa, Glenn, and Contra Costa Counties, as well as the west slope of El Dorado County. Experts are available in small-business, commercial, real estate and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Real estate mortgage and small-business loan officers are available by appointment at any of the Bank’s 14 branches, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville, Auburn, Rancho Cordova, Colusa, Willows, and Orland. The Bank also has a commercial lending office in Walnut Creek. Non-FDIC insured Investment and Brokerage Services are also available at every branch location. First Northern Bank is rated as a Veribanc “Green-3 Star” Bank and a “5-Star Superior” Bank by Bauer Financial for the earnings period ended December 31, 2023 (www.veribanc.com) and (www.bauerfinancial.com). Additional information, please visit thatsmybank.com or call (707) 678-7742. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
This press release and other public statements may include certain “forward-looking statements” about First Northern Community Bancorp and its subsidiaries (the “Company”). These forward-looking statements are based on management’s current expectations, including but not limited to statements about the Company’s expectations regarding its Strategic Plan, performance and growth , and are subject to certain risks, uncertainties and changes in circumstances.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.

Media Contact:
Mike Webber, SVP/Marketing & Communications Director
(916) 570-1235
mwebber@thatsmybank.com